SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 11, 1994
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                       CONNECTICUT NATURAL GAS CORPORATION
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              (Exact name of registrant as specified in its charter)

                                   Connecticut
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                  (State or other jurisdiction of incorporation)

      1-7727                                                     06-0383860
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   (Commission                                              (I.R.S. Employer
   File Number)                                            Identification No.)

   100 Columbus Boulevard, Hartford, Connecticut                         06103
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   (Address of principal executive offices)                         (Zip Code)

                Registrant's telephone number, including area code

                                  (203) 727-3000
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
   Item 5.  Other Information
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   (a)  Connecticut Department of Public Utility Control Decision Re:  Docket
        94-04-10, Application of Connecticut Natural Gas Corporation for Approval of Issuance of Medium Term Notes



         (State                     STATE OF CONNECTICUT
         Logo)                      --------------------




                       DEPARTMENT OF PUBLIC UTILITY CONTROL
                              ONE CENTRAL PARK PLAZA
                              NEW BRITAIN, CT 06051



          DOCKET NO. 94-04-10  APPLICATION OF CONNECTICUT NATURAL GAS
                               CORPORATION FOR APPROVAL OF ISSUANCE OF
                               MEDIUM-TERM NOTES




                                   May 11, 1994

                         By the following Commissioners:


                                    Reginald J. Smith
                                    Evan W. Woollacott
                                    Thomas M. Benedict






                                     DECISION
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



                                     DECISION
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   I.   INTRODUCTION

        By application filed with the Department of Public Utility Control (Department) on April 15, 1994, and submitted pursuant to Section 16-43 of the General Statutes of Connecticut (Conn. Gen. Stat.), Connecticut Natural Gas Corporation (CNG or Company), a public service company as defined in
   Section 16-1 of the Conn. Gen. Stat., requests Department approval to issue, from time to time, up to $75 million of medium-term notes (MTNs). The MTNs will be issued, through private placements, in increments of $1 million to $25 million for the period July 1, 1994 to September 30, 1998. The Company is requesting that the Department use a two-phase approach to review and approve the proposed MTN program. Phase I will approve the general program while Phase II will approve certain issues within specific parameters.

   II.  DEPARTMENT ANALYSIS AND EVALUATION OF EVIDENCE

        The Company instituted its first MTN program in 1991 which worked well for the Company in that the average life of CNG s long-term debt increased from 5.5 years to 14 years, the average coupon rate decreased from 9.05% to 8.20%, and the effective cost of long-term debt decreased from 9.23% to 8.54%. The Company s response to Interrogatory GA-17 shows it saved $920,000 in 1992 and $602,000 in 1993 by issuing MTNs versus first mortgage bonds. These savings are continuous at approximately $27,500 per month.
   The purpose of CNG s request is to obtain needed financial flexibility to access debt markets on a timely basis in relation to the Company s cash flow needs. Exhibit E in the application contains projected cash flows and external funding requirements for the fiscal years ending September 30 for 1994 through 1998. As Exhibit E shows, the Company s funding requirements are expected to occur in relatively small increments over that period. The requested MTN program will allow CNG to go to the debt markets more frequently and issue long-term notes in smaller dollar amounts as compared to the first mortgage bond markets. This enables the Company to manage its cash position more effectively throughout the year. The Department finds a maturity of 1 year to 30 years for Phase II issuance applications to be acceptable in that it allows the Company the greatest financial flexibility in obtaining the best possible rate.

        The MTN program should not have an effect on the Company s credit rating in that it plans to maintain a debt to equity ratio of approximately 50/50 and, as such, it should not increase leverage or percentage of debt in the capital structure. The Company plans on issuing approximately 400,000 shares of common stock equity during the third or fourth quarter of 1994 which should amount to an increase of approximately $10,000,000 in equity.

        Docket No. 94-04-10                                         Page 2

        The two basic issues the Department considers when reviewing a finance application are the effect on the overall cost of capital and did the Company obtain the lowest possible rate available. For the former, the Department examined Exhibit I, which shows an overall cost of capital of 9.22% as of February 28, 1994, which dropped to 9.18% due to the MTN program, a positive outcome. On the issue of least cost financing, the Department finds that due to the changing debt markets, MTNs could have a lower rate than a first mortgage bond. In addition, when considering issuance costs, MTNs are frequently at a lower cost as can be seen from the Company s response to Interrogatory GA-20. It shows issuance expenses of $375,000 for first mortgage bonds versus $190,000 for MTNs given issuances in $10,000,000 increments.

        Conn. Gen. Stat. Section 16-43(a) requires that each public service company obtain the approval of the Department prior to issuing any notes, bonds, or other evidences of indebtedness or securities of any nature for a period exceeding one year. Sections 16-1-60 and 16-1-61 of the Regulations of Connecticut State Agencies (Conn. Agencies Regs.) set forth the Department s requirements for making an application to the Department pursuant to Conn. Gen. Stat. section 16-43. The Department finds the above cited statutes will be fulfilled through the initial Phase I application and subsequent Phase II applications.

   III. FINDINGS OF FACT

   1. The proposed financing and its effect on the Company s financial structure are reasonable.

   2. MTNs allow the Company greater financial flexibility in the rapidly changing debt markets.

   3. The statutory requirements under Conn. Gen. Stat. Section 16-43(9) and Conn. Agencies Regs. Section 16-1-60 and 16-1-61 will be met through approval of this Phase I application and subsequent Phase II applications.

   IV.  CONCLUSION AND ORDERS

   A.   Conclusion

        Upon consideration of the record of this proceeding, approval of the instant application is in the public interest subject to the conditions and orders below.

   B.   Orders

        For the following Orders, please submit an original and ten copies of the requested material identified by Docket Number, Title, and Order Number to the Executive Secretary.

   Docket No. 94-04-10                                              Page 3

     1. The proceeds from the issue and sale, after issuance expenses, shall be used by the Company for the purposes specified in its application and not for non-utility purposes. The Company shall furnish to the Department within thirty (30) days from issuing the MTNs, a statement reflecting how the proceeds of such MTNs are utilized.

     2. The terms and conditions under which the MTNs are to be issued and sold shall be substantially as specified by the Company in its application and no further material written or oral supplements to or material modifications of those terms and conditions shall be executed without prior approval of the Department.

     3. The Company, upon a Phase II application, will submit an exhibit comparing rates, maturities, and other applicable costs on MTNs to first mortgage bonds.

     4. The Company, upon a Phase II application, will submit an exhibit showing the effect the proposed financing has on its interest coverage ratios using both the SEC coverage methodology and its bond indenture coverage methodology.

     5. The Company, upon a Phase II application, will submit an exhibit similar to Exhibit N in the instant case, but that also includes first mortgage bonds, showing the all-in spread over treasuries for each.


   DPUC ELECTRONIC LIBRARY LOCATION K:\FINL_DEC\FILED UNDER UTILITY TYPE, DOCKET NO., DATE

          DOCKET NO. 94-04-10  APPLICATION OF CONNECTICUT NATURAL GAS
                               CORPORATION FOR APPROVAL OF ISSUANCE OF
                               MEDIUM-TERM NOTES

   This Decision is adopted by the following Commissioners.




                         Reginald J. Smith


                         Evan W. Woollacott


                         Thomas M. Benedict








                              CERTIFICATE OF SERVICE
                              ----------------------

        The foregoing is a true and correct copy of the Decision issued by the Department of Public Utility Control, State of Connecticut, and was forwarded by Certified Mail to all parties of record in this proceeding on the date indicated.






                                  S/  Robert J. Murphy          May 12, 1994
                                  --------------------------    ------------
                                  Robert J. Murphy              Date
                                  Executive Secretary
                                  Department of Public
                                    Utility Control
   J. SUTPHIN

                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CONNECTICUT NATURAL GAS CORPORATION



   Date        05/23/94                          S/ Andrew H. Johnson
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                                                   (Andrew H. Johnson)
                                        Treasurer and Chief Accounting Officer


                                         (On behalf of the registrant and as
                                               Chief Accounting Officer)

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